Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ROSETTA STONE INC.

Rosetta Stone Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

1.             That the name of this corporation is Rosetta Stone Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on December 23, 2005.

2.             That as of the date hereof the Corporation has not received any payment for any of its stock.

3.             That the Sole Director of the corporation duly elected and qualified has adopted a resolution amending and restating the Certificate of Incorporation of this corporation, which resolution setting forth the amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE I

Name

The name of this corporation is ROSETTA STONE INC. (the “Corporation”)

ARTICLE II

Registered Office and Agent

The registered office of the Corporation shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE III

Purpose and Powers

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the

1

“Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV

Capital Stock

4.1       Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 3,561,958, consisting of 3,000,000 shares of Common Stock, having a par value of $.001 per share (“Common Stock”), of which (A) 45,000 shares are designated as Class A Common Stock (the “Class A Common Stock”) and (B) 1,000,000 shares are designated as Class B Common Stock (the “Class B Common Stock”), and 561,958 shares of Preferred Stock, having a par value of $.001 per share (“Preferred Stock”), of which (A) 446,958 shares are designated as Class A Convertible Preferred Stock (the “Class A Preferred Stock”) and (B) 115,000 shares are designated as Class B Convertible Preferred Stock (the “Class B Preferred Stock”). Of the Class A Preferred Stock, 268,758 shares shall be further designated Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), and 178,200 shares shall be further designated Series A-2 Convertible Preferred Stock (the “Series A-2  Preferred Stock”).

4.2       Common Stock.

4.2.1        Relative Rights. Subject to the limitations of the provisions of this Certificate of Incorporation, including any rights granted to the Preferred Stock as expressly provided in this Certificate of Incorporation (the “Certificate of Incorporation”), by law or by the Board of Directors pursuant to Section 4.3, the Common Stock shall have all the rights ordinarily associated with common shares under the Delaware General Corporation Law, including but not limited to general voting rights, general rights to dividends and liquidation rights, and except as so provided herein, the rights of the Class A Common Stock and Class B Common Stock shall be identical.

4.2.2        Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then, subject to the provisions of Section 4.4.1, dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3        Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the

Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4        Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast 1 vote for each outstanding share of Common Stock so held upon any matter or thing properly considered and acted upon by the stockholders (other than election and removal of Series A-1 Directors and Series A-2 Directors pursuant to Sections 4.4.3(d) and (e) hereof), provided, however, that in any vote for the election or removal of one or more directors of the Corporation on which the Common Stock may be voted, each holder of shares of Common Stock shall be entitled to cast (i) 0.653775 votes for each outstanding share of Class A Common Stock so held and (ii) 1 vote for each outstanding share of Class B Common Stock so held.

4.2.5          Class A Common Stock Conversion. Each share of Class A Common Stock shall automatically be converted into an equal number of fully-paid and nonassessable shares of Class B Common Stock upon the occurrence of one or more of the following events:

(a)           the voluntary or involuntary conversion of any shares of the Corporation’s Preferred Stock into any class of Common Stock;

(b)           the Corporation’s issuance of shares of Class B Common Stock in connection with the exercise of a stock option or warrant of the Corporation;

(c)           the Corporation’s declaration of any dividend, payable in cash or stock, upon its Class B Common Stock;

(d)           the Corporation’s offer for subscription pro rata to holders of its Class B Common Stock of any additional shares of stock of any class or other rights;

(e)           a capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation;

(f)            a Liquidation (as defined in Section 4.4.2(c)) of the Corporation; or

(g)           closing of an initial underwritten public offering of equity securities of the Corporation.

4.2.6          Class B Common Stock Conversion. Each share of Class B Common Stock shall automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation, upon the conversion of all shares of Class A Common Stock pursuant to Section 4.2.5. Following such conversion, all references to “Class B Common

Stock” contained in Sections 4.2.4, 4.4.4 and 4.4.6 of this Certificate of Incorporation shall refer to the Common Stock of the Corporation.

4.3       Issuance of Preferred Stock in Series. Subject to the limitations and provisions set forth in this Certificate of Incorporation (including the approval rights of holders of Class A Preferred Stock and Class B Preferred Stock contained in Section 4.4.3), (i) the Preferred Stock may be issued from time to time in one or more classes or series in any manner permitted by law and the provisions of this Certificate of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof; (ii) the Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, preferences, limitations and relative rights of the shares of any class or series of Preferred Stock that is wholly unissued or is to be established; (iii) unless otherwise specifically provided in the resolution establishing a class or series of Preferred Stock, the Board of Directors shall further have the authority, after the issuance of shares of a class or series of Preferred Stock whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding; and (iv) in the event that there are no issued or outstanding shares of a class or series of Preferred Stock which this Corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such class or series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this Corporation, may amend this Certificate of Incorporation to delete all reference to such class or series.

4.4       Rights, Preferences, Privileges and Limitations of the Class A Preferred Stock and the Class B Preferred Stock. The rights, preferences, privileges, and limitations, granted to and imposed on the Class A Preferred Stock and the Class B Preferred Stock (collectively, the “AB Preferred Stock”) are as set forth below.

4.4.1 Dividends.

(a)          From and after the date of first issuance of any shares of AB Preferred Stock (in the case of the Class A Preferred Stock, the “Class A Original Issue Date,” and in the case of the Class B Preferred Stock, the “Class B Original Issue Date”), in preference to the holders of any Junior Stock (as hereinafter defined), the holders of AB Preferred Stock shall be entitled to receive, on a pari passu basis, out of funds legally available therefor or stock duly authorized, as applicable, dividends in the same form and per share amount (as calculated pursuant to the next sentence), and payable at the same time as, any dividends declared or paid with respect to the Common Stock or any other Junior Stock (other than dividends in Common Stock or other Junior Stock paid on Common Stock or other Junior Stock) (“Participating Dividends”). Participating Dividends shall be payable per share of AB Preferred Stock (x) in the case of a dividend on Common Stock or any class or series of Junior Stock that is convertible into Common Stock, in an amount equal to the dividends per share payable on the number of shares of Common Stock into which each share of AB Preferred Stock would be convertible under Section 4.4.4 on the record date for determining eligibility to receive such dividends, or if no such date is established, on the date such dividends are actually paid, and (y) in the case of a dividend on any class or series of Junior Stock that is not convertible into Common Stock, at a rate per share of AB Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of Junior Stock by the original issue price of such class or series of Junior Stock and multiplying such fraction by the applicable Stated Value of the AB Preferred Stock. For purposes hereof, the term “Stated Value” shall mean, for purposes of the Class A Preferred Stock, $100.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, combination or other similar recapitalization affecting the Class A Preferred Stock, and for purposes of the Class B Preferred Stock, $100.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, combination or other similar recapitalization affecting the Class B Preferred Stock.

For purposes hereof, the term “Junior Stock” shall mean Common Stock and any other class or series of capital stock of the Corporation not expressly senior or pari passu to the AB Preferred Stock with respect to payment of dividends or amounts payable upon a Liquidation (as hereinafter defined).

(b)           The Corporation shall not declare, pay or set aside any dividends on any shares of Junior Stock (other than dividends on shares of Junior Stock payable in shares of Junior Stock) unless the holders of the AB Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of AB Preferred Stock in an amount at least equal to the Participating Dividend.

(c)           For so long as any shares of AB Preferred Stock remain outstanding, the Corporation shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than in shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock unless, in addition to the payment of the dividends to the holders of the AB Preferred Stock as described above, the Corporation has redeemed all shares of Class B Preferred Stock which it would theretofore have been required to redeem under Section 4.4.7 hereof. Notwithstanding the provisions of this Section 4.4.1(c), without declaring or paying dividends on the AB Preferred Stock, the Corporation may, subject to applicable law, repurchase or redeem shares of capital stock of the Corporation (i) in accordance with the provisions of Section 4.4.7 of this Certificate of Incorporation or (ii) from current or former officers or employees of the Corporation or its subsidiaries pursuant to the terms of repurchase or similar agreements in effect on the date hereof or hereafter approved from time to time by the Board of Directors, provided that the terms of such agreements provide for a repurchase or redemption price not in excess of the greater of the (A) price per share paid by such officer or employee for such share and (B) fair market value of such share on the date of such repurchase or redemption.

4.4.2                             Liquidation, Dissolution Or Winding Up.

(a)           Upon any Liquidation of the Corporation, the holders of AB Preferred Stock then outstanding on a pari passu basis, shall be entitled to be paid out of the assets of the Corporation or proceeds available for distribution to its shareholders (collectively, the “Proceeds”) before any payment shall be made to the holders of Junior Stock, an amount per share in cash or, in the case of a merger, consolidation or share exchange in which the consideration to be received by all other holders of the Corporation’s capital stock is other than cash (except for cash paid in respect of fractional shares of the Corporation’s capital stock), at the Corporation’s election, publicly-traded securities in lieu of cash, equal to the greater of (i) the Stated Value per share of the respective class of AB Preferred Stock plus an amount equal to any dividends accrued and unpaid on such share of AB Preferred Stock, and (ii) the amount per share holders of AB Preferred Stock would receive if they all had converted their shares of AB Preferred Stock into Common Stock immediately prior to such Liquidation in accordance with Section 4.4.4. Such greater amount is herein referred to as the “AB Liquidation Amount.” If upon any Liquidation the Proceeds available for distribution to the holders of AB Preferred Stock shall be insufficient to pay the holders of shares of AB Preferred Stock the full amount to which they shall be entitled, the holders of shares of AB Preferred Stock shall share ratably in any distribution of the Proceeds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After payment of the AB Liquidation Amount, the holders of AB Preferred Stock shall not be entitled to any further payment in respect of the shares of AB Preferred Stock held by them.

(b)           After the payment of all preferential amounts required to be paid to the holders of AB Preferred Stock pursuant to Section 4.4.2(a), the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining Proceeds available for distribution to the Corporation’s shareholders.

(c)           The following events shall be regarded as a “Liquidation” of the Corporation for purposes of this Section 4.4: (i) the liquidation, dissolution or winding-up of the Corporation, (ii) the sale, license or lease of all or substantially all of the assets of the Corporation, or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Corporation with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation; provided, however, that a Liquidation shall not include any of the aforementioned transactions listed in clauses (i), (ii) and (iii) involving the Corporation or a subsidiary in which the holders of shares of the Corporation’s voting stock outstanding immediately prior to such transaction or any Affiliate of such holders continue to hold at least a majority, by voting power, of the capital stock or, by a majority, based on fair market value as determined in good faith by the Board of Directors, of the assets, in each case in substantially the same proportion, of (1) the surviving or resulting corporation (or other form of business entity), (2) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity) or (3) a successor entity holding a majority of the assets of the Corporation.

(d)           If any Proceeds are to be distributed to the Corporation’s shareholders in the form of publicly-traded securities, they shall be valued as follows:

(i)              If traded on a securities exchange, the value shall be deemed to be bthe average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) business days prior to the closing of the transaction; and

(ii)             If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing of the transaction.

4.4.3         Voting; Board of Directors.

(a)           Each issued and outstanding share of AB Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of AB Preferred Stock is convertible pursuant to Section 4.4.4 (as adjusted from time to time pursuant to Section 4.4.5 hereof), at each meeting of shareholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, except for votes or actions by written consent with respect to the election or removal of directors other than the Series A-1 Directors and Series A-2 Directors as described below. Except as provided by law or by the provisions of Sections 4.4.3(b)-(f) below, holders of AB Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b)           In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two thirds of the outstanding shares of Class A Preferred Stock:

(i)            amend or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation, including, without limitation, a change in the authorized number of directors on the Board of Directors or any change in the preferences, special rights or other powers of the Class A Preferred Stock;

(ii)           authorize or effect the payment of dividends (other than dividends on shares of Junior Stock payable in shares of Junior Stock) or the redemption or repurchase of any capital stock of the Corporation or rights to acquire capital stock of the Corporation (other than the repurchase or redemption of stock of the Corporation from current or former officers or employees of the Corporation or its subsidiaries pursuant to the terms of repurchase or similar agreements in effect on the date hereof or hereafter approved from time to time by the Board of Directors, provided that the terms of such agreements provide for a repurchase or redemption price not in excess of the greater of the (A) price per share paid by such officer or employee for such share and (B) fair market value of such share on the date of such repurchase or redemption).

(iii)          authorize or effect the issuance by the Corporation of any shares of capital stock or rights to acquire capital stock other than pursuant to stock option, stock bonus or other employee stock plans for the benefit of the employees of the Corporation or its subsidiaries in existence as of the Class A Original Issue Date or thereafter approved with the consent of the holders of two thirds of the then outstanding shares of Class A Preferred Stock;

(iv)          authorize or effect a Liquidation or the acquisition by the Corporation of another corporation or entity by means of the purchase of all or substantially all of the capital stock or assets of such corporation or entity or by means of a merger, consolidation or similar transaction;

(v)           enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of any class or series of capital stock of the Corporation or any Affiliate (as defined in Section 4.4.5(e) hereof) of any of the foregoing.

(c)          In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Class B Preferred Stock (i) create, authorize or effect the issuance by the Corporation of any shares of capital stock that rank senior to or pari passu with the shares of Class B Preferred Stock with respect to the right to receive dividends (except for the Class A Preferred Stock) or amounts payable upon a Liquidation or upon redemption of the Class B Preferred Stock, (ii) increase the number of shares of Class B Preferred Stock authorized for issuance under this Certificate of Incorporation, (iii) change the authorized number of directors on the Board of Directors, or (iv) amend this Certificate of Incorporation by altering or repealing the rights of holders of Class B Preferred Stock hereunder so as to affect adversely the rights of the holders of Class B Preferred Stock differently from the holders of all other classes of Preferred Stock then outstanding.

(d)         The holders of a majority of the Series A-1 Preferred Stock shall have the exclusive right, voting separately, to elect two directors to the Board of Directors (herein referred to as the “Series A-1 Directors”). All such Series A-1 Directors shall be elected by the affirmative vote of the holders of record of not less than a majority of the outstanding shares of Series A-1 Preferred Stock either at a meeting of shareholders at which directors are elected, a special meeting of holders of Series A-1 Preferred Stock or by written consent without a meeting in accordance with the Delaware General Corporation Law. Each Series A-1 Director so elected shall serve for a term of one year and until his or her successor is elected and qualified. Any vacancy in the position of a Series A-1 Director may be filled only by the holders of the Series A-1 Preferred Stock as herein provided. Each Series A-1 Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A-1 Preferred Stock called for such purpose, or the written consent, of the holders of record of not less than a majority of the outstanding shares of Series A-1 Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. The Corporation shall not, without first obtaining the affirmative vote or written consent of holders of not less than seventy-five percent (75%) of the outstanding shares of Series A-1 Preferred Stock, amend, alter or repeal the rights of the holders of a majority of the Series A-1 Preferred Stock under this Section 4.4.3(d) to elect, remove and replace the Series A-1 Directors.

(e)          The holders of a majority of the Series A-2 Preferred Stock shall have the exclusive right, voting separately, to elect one director to the Board of Directors (herein referred to as the “Series A-2 Director”). The Series A-2 Director shall be elected by the affirmative vote of the holders of record of not less than a majority of the outstanding shares of Series A-2 Preferred Stock either at a meeting of shareholders at which directors are elected, a special meeting of holders of Series A-2 Preferred Stock or by written consent without a meeting in accordance with the Delaware General Corporation Law. The Series A-2 Director so elected shall serve for a term of one year and until his or her successor is elected and qualified. Any vacancy in the position of Series A-2 Director may be filled only by the holders of the Series A-2 Preferred Stock as herein provided. The Series A-2 Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A-2 Preferred Stock called for such purpose, or the written consent, of the holders of record of not less than a majority of the outstanding shares of Series A-2 Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. The Corporation shall not, without first obtaining the affirmative vote or written consent of holders of not less than seventy-five percent (75%) of the outstanding shares of Series A-2 Preferred Stock, amend, alter or repeal the rights of the holders of a majority of the Series A-2 Preferred Stock under this Section 4.4.3(e) to elect, remove and replace the Series A-2 Director.

(f)              Except for the provisions of Sections 4.4.3(d) and (e), the AB PreferredStock shall have no right to vote for the election of directors, nor to participate in an action by written consent for the election of directors. At such time as any class or series of AB Preferred Stock is no longer outstanding, the right to elect or remove any member of the Board of Directors reserved to such class or series shall revert to the Common Stock.

4.4.4                           Optional Conversion.

(a)           Each share of AB Preferred Stock may be converted at any time, at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Class B Common Stock equal to the quotient obtained by dividing (i) the Stated Value for such share of AB Preferred Stock by (ii) the applicable Conversion Price (as hereinafter defined) then in effect for such share of AB Preferred Stock (such quotient hereinafter referred to as the “Conversion Rate”), provided, however, that (A) in the event of any redemption of shares of AB Preferred Stock the right of conversion in respect of the redeemed AB Preferred Stock shall terminate at the close of business on the full business day next preceding the date fixed for such redemption, and (B) in the event of a Liquidation, the right of conversion in respect of the AB Preferred Stock shall terminate at the close of business on the full business day next preceding the payment of any amounts distributable on a Liquidation to the holders of AB Preferred Stock. The conversion price in effect on the date hereof with respect to the Class A Preferred Stock is equal to $100.00 in respect of each share of Class A Preferred Stock (the “Class A Conversion Price”) and the initial conversion price for the Class B Preferred Stock is equal to $100.00 in respect of each share of Class B Preferred Stock (the “Class B Conversion Price” and together with the Class A Conversion Price, the “Conversion Price”), subject in each case to adjustment as provided herein.

(b)           The Corporation shall not issue fractions of shares of Common Stock upon conversion of AB Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.4.4(b), be issuable upon conversion of any AB Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange, on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, (ii) if the

Common Stock shall not be so listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, or (iii) if there are not such closing bid and asked prices and the Common Stock is not listed on a national exchange, on the basis of the fair market value per share as determined by the Board of Directors.

(c)          Whenever the Conversion Rate and Conversion Price of a class of AB Preferred Stock shall be adjusted as provided in Section 4.4.5 hereof, the Corporation shall forthwith file at each office designated for the conversion of AB Preferred Stock, a statement, signed by the Chairman of the Board, the President, the Chief Financial Officer or another duly authorized officer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price and Conversion Rate of the affected class of AB Preferred Stock that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of an affected class of AB Preferred Stock at his, her or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 4.4.5(g) hereof, such notice shall be included as part of the notice required to be mailed under the provisions of Section 4.4.5(g) hereof.

(d)         In order to exercise the conversion privilege, the holder of any shares of AB Preferred Stock to be converted shall surrender his, her or its certificate or certificates to the principal office of the transfer agent for the AB Preferred Stock (or if no transfer agent is appointed at the time, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the AB Preferred Stock represented by such certificate or certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class B Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the AB Preferred Stock or shares of Class B Common Stock issued upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of such certificate or certificates of AB Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, at the place designated by such holder, (i) a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof, including shares of Class B Common Stock issuable on such conversion in respect of any dividend, (ii) cash as provided in Section 4.4.4(b) and, if applicable, Section 4.4.4(0 hereof in respect of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion and (iii) if less than all shares of AB Preferred Stock represented by such certificate or certificates so surrendered are being converted, a certificate or certificates, representing the shares of AB Preferred Stock not converted.

(e)          At all times when the AB Preferred Stock shall be outstanding the Corporation shall reserve and keep available out of its authorized but unissued capital stock, for the purposes of effecting the conversion of the AB Preferred Stock, such number of its duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of AB Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price of a class of AB Preferred Stock below the then par value of the shares of Class B Common Stock issuable upon conversion of the AB Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Class B Common Stock at such adjusted Conversion Price.

(f)                                    Upon any conversion of shares of AB Preferred Stock pursuant to this Section 4.4.4, the Corporation shall pay to the holders thereof any unpaid dividends accrued thereon in additional shares of Class B Common Stock. The number of shares of Class B Common Stock to be issued in payment of the unpaid dividend with respect to each share of AB Preferred Stock being converted shall be determined by multiplying the amount of the unpaid dividend by the Conversion Rate for such share of AB Preferred Stock. To the extent that any such dividend would result in the issuance of a fractional share of Class B Common Stock (which shall be determined with respect to the aggregate number of shares of AB Preferred Stock being converted by each holder), the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the fractional share, multiplied by the Conversion Price of the AB Preferred Stock being converted.

(g)                                 All shares of AB Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except for the rights of the holder thereof to receive shares of Class B Common Stock in exchange therefor (including as applicable shares of Class B Common Stock attributable to dividends) and cash in respect of any fractional shares issuable in connection therewith as contemplated by this Section 4.4.4. Any shares of AB Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized AB Preferred Stock accordingly.

4.4.5                      Anti-Dilution Provisions.

(a)                                  In order to prevent dilution of the rights granted hereunder, the applicable Conversion Price for the AB Preferred Stock shall be subject to adjustment from time to time in accordance with this Section 4.4.5. For purposes of this Section 4.4.5, the term “Number of Common Shares Deemed Outstanding” at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of all AB Preferred Stock outstanding at such time at the then applicable Conversion Rate, and (z) the number of shares of Common Stock deemed to be outstanding under paragraphs 4.4.5(b)(1) to (9), inclusive, at such time.

(b)                                 Except as provided in Section 4.4.5(c), 4.4.5(d) or 4.4.5(f) hereof, if and whenever on or after the Class B Original Issue Date, the Corporation shall issue or sell, or shall in accordance with paragraphs 4.4.5(b)(1) to (9), inclusive, be deemed to have issued or sold, any shares of its Common Stock (“Additional Shares of Common Stock”) for consideration per share less than the Class A Conversion Price (in the case of the Class A Preferred Stock) or the Class B

Conversion Price (in the case of the Class B Preferred Stock), in each case, in effect immediately prior to the time of such issue or sale (the “Triggering Transaction”), then the Conversion Price of the class of AB Preferred Stock with respect to which a Triggering Transaction has occurred, shall, subject to paragraphs (1) to (9) of this Section 4.4.5(b), be reduced, concurrently with such Triggering Transaction, to a price (calculated to the nearest tenth of a cent) determined by multiplying, in each case, the Class A Conversion Price and the Class B Conversion Price, as applicable, by a fraction, the numerator of which shall be the sum of (i) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Class A Conversion Price or Class B Conversion Price, as applicable; and the denominator of which shall be the sum of (A) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (B) the number of such Additional Shares of Common Stock so issued (or deemed issued) in such Triggering Transaction. For purposes of determining the adjusted Conversion Price of a class of AB Preferred Stock under this Section 4.4.5(b), the following paragraphs (1) to (9), inclusive, shall be applicable:

(1)                                  If the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock (such rights or options being herein called “Options”), whether or not such Options are immediately exercisable, in which the price per share for the Common Stock issuable upon exercise, conversion or exchange of such Options shall be less than the Class A Conversion Price or the Class B Conversion Price in effect immediately prior to the time of the granting of such Options (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of Options which relate to Convertible Securities (as hereinafter defined), the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Options exercisable for Convertible Securities, upon the conversion or exchange of such Convertible Securities), then, with respect only to such class of AB Preferred Stock for which the price per share for the Common Stock issuable upon exercise, conversion or exchange of such Options is less than the Conversion Price of such class of AB Preferred Stock (calculated in the manner set forth above), the total maximum amount of Common Stock issuable upon the exercise of such Options or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price of a class of AB Preferred Stock shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph (3) below.

(2)                                  If the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Class A Conversion Price or Class B Conversion Price in effect immediately prior to the time of such issue or sale (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities), then, with respect only to such class of AB Preferred Stock for which the price per share for the Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities is less than the Conversion Price of such class of AB Preferred Stock (calculated in the manner set forth above), the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (3) below.

(3)                                  If the purchase price provided for in any Options referred to in paragraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (1) or (2), or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 4.4.5(b) or 4.4.5(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in paragraph (1) or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

(4)                                  On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price of the applicable class of AB Preferred Stock then in effect hereunder shall forthwith be increased to the

Conversion Price which would have been in effect with respect to such class of AB Preferred Stock at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)                                  In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(6)                                  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

(7)                                  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 4.4.5(b).

(8)                                  In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(9)                                  For purposes of this Section 4.4.5(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(c)                                  In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making, of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as “Liquidating Dividends”), then, as soon as possible after the conversion of any shares of AB Preferred Stock, the Corporation shall pay to the person converting shares of AB Preferred Stock an amount equal to the aggregate value at the time of such conversion of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of the conversion and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or any other reason). For the purposes of this Section 4.4.5(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors.

(d)                            In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the Conversion Rate of the AB Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price of the AB Preferred Stock in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Stock, the Conversion Rate of the AB Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price of the AB Preferred Stock in effect immediately prior to such combination).

(e)                             Subject to the application of the provisions of Section 4.4.2 in lieu of this Section 4.4.5(e) in the case of a Liquidation, if any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for their shares of capital stock of the Corporation, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the AB Preferred Stock shall have the right to acquire and receive upon conversion of the AB Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the AB Preferred Stock at the Conversion Price of such class of AB Preferred Stock then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or entity (if other than the Corporation) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument mailed or delivered to the holders of the AB Preferred Stock at the last address of each such holder appearing on the stock register of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the AB Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon conversion of the AB Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term “Affiliate” with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

(f)                               Notwithstanding any other provision to the contrary contained herein, a “Triggering Transaction” shall not include the circumstance in which (and no adjustment to the Conversion Rate or Conversion Price of the AB Preferred Stock shall occur when) any Common Stock is issued, issuable or deemed issued and outstanding under paragraphs 4.4.5(b)(1) to (9) inclusive: (i) upon conversion of the AB Preferred Stock, (ii) as a dividend or distribution on the AB Preferred Stock, (iii) to employees, consultants, officers or directors in accordance with and pursuant to any stock option, stock purchase or similar plan or arrangement approved by the Board of Directors, including all Series A-1 Directors and the Series A-2 Director, (iv) in connection with acquisitions, equipment leases, bank financings, or partner/channel agreements approved by the Board of Directors, or (v) upon conversion of the Class A Common Stock.

(g)                            In the event that:

(1)                             the Corporation shall declare any cash dividend upon its Common Stock, or

(2)                             the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

(3)                             the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

(4)                             there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock (other than conversion of the Class A Common Stock pursuant to Section 4.2.5 hereof), or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

(5)                             there shall be a Liquidation of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the AB Preferred Stock:

(i)                                     at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for any such dividend, distribution or subscription rights; and

(ii)                                  in the case of any Liquidation, at least twenty (20) days prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall, if known, also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such Liquidation, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the AB Preferred Stock at the address of each such holder as shown on the stock register of the Corporation.

(h)                                 If at any time or from time to time on or after the Class B Original Issue Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Prices under Section 4.4.5(b) hereof, then each holder of AB Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 4.4.5(g)) and upon the terms applicable to such Purchase Rights either:

(i)                                     the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the AB Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the AB Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the AB Preferred Stock specifically to request delivery of such rights; or

(ii)                                  in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

(i)                                     If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 4.4.5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the AB Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Prices as otherwise determined pursuant to any of the provisions of this Section 4.4.5 except in the case of a combination of shares of a type contemplated in Section 4.4.5(d)

hereof and then in no event to an amount greater than the Conversion Prices as adjusted pursuant to Section 4.4.5(d) hereof.

4.4.6                        Mandatory Conversion.

(a)                                  Each share of AB Preferred Stock shall automatically be converted into shares of Class B Common Stock at its then effective Conversion Rate immediately prior to the closing of an underwritten public offering of equity securities of the Corporation through a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a public offering price per share that implies a pre-money equity value to the Corporation of at least $200 million and in which the aggregate proceeds to the Corporation (prior to any underwriting commissions or discounts) are not less than $30 million (herein referred to as a “Qualified Public Offering”). In addition, each share of class AB Preferred Stock shall automatically be converted into shares of Class B Common Stock at the then effective Conversion Rate for such class (i) upon the vote to so convert of the holders of at least seventy-five percent (75%) of the shares of the applicable class then outstanding or (ii) once at least seventy-five percent (75%) of the shares of the applicable class issued on the Original Issue Date for such class shall have been converted into Class B Common Stock. Upon any conversion of shares of AB Preferred Stock pursuant to this Section 4.4.6, the Corporation shall pay to the holders thereof any dividends accrued thereon in additional shares of Class B Common Stock in the manner provided for in Section 4.4.4(f).

(b)                                 All holders of record of shares of AB Preferred Stock will be given at least ten (10) days’ prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of AB Preferred Stock pursuant to this Section 4.4.6. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of AB Preferred Stock at such holder’s address appearing on the stock register of the Corporation. On or before the date fixed for conversion, each holder of shares of AB Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class B Common Stock to which such holder is entitled pursuant to this Section 4.4.6 and cash or certificates for the number of additional shares of Class B Common Stock to which such holder is entitled, in either case, with respect to all dividends that become payable upon such mandatory conversion as contemplated hereby. On the date fixed for conversion, all rights with respect to the AB Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class B Common Stock into which such AB Preferred Stock has been converted (including, as applicable, shares Class B of Common Stock or cash attributable to dividends). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of AB Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of AB Preferred Stock represented thereby converted into Class B Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates of AB Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof, including shares of Class B Common Stock issuable on such conversion in respect of the dividends to the extent the Corporation determines to pay such dividends in additional shares of Class B Common Stock as contemplated by this Section 4.4.6, cash in respect of any dividends to the extent the Corporation determines to pay such dividends in cash as contemplated by this Section 4.4.6 and an additional amount of cash as provided in Sections 4.4.4(b) and (t) hereof in respect of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion.

4.4.7                        Redemption.

(a)                                  The Corporation shall redeem on each of June 30, 2007 and December 31, 2007 (each, a “Redemption Date”) shares of Class B Preferred Stock held by holders thereof electing to participate in such redemption in accordance with this Section 4.4.7(a) (“Class B Redemption Participants”) (but only if, and to the extent that (i) such redemption shall not violate any applicable provisions of the Delaware General Corporation Law, (ii) such redemption shall not conflict with or cause the Corporation to be in default or non-compliance under any financing agreement or arrangement, (iii) the Board of Directors, by unanimous vote, determines that such redemption can be accomplished through access to reasonably priced capital or adequate internal liquidity, (iv) the Board of Directors determines in good faith such redemption shall not interfere with or delay a Qualified Public Offering for which a registration statement either has been filed with the Securities and Exchange Commission or, in the judgment of the Board of Directors, will be filed within six (6) months of the Redemption Date, and (v) the maximum aggregate Class B Redemption Price (as defined hereafter) shall not exceed $5 million (in the aggregate with respect to all Redemption Dates) (the “Class B Redemption Limit”)), by paying in cash to the holders thereof in respect of each share an amount equal to the applicable Class B Redemption Price (as hereinafter defined). If the Board of Directors makes the determination stated in clause (iv) of the immediately preceding sentence, then any shares of Class B Preferred Stock whose redemption was requested shall be redeemed, unless sooner converted, on December 31, 2007 (if the determination is made for the June 30, 2007 Redemption Date) or June 30, 2008 (if the determination is made for the December 31, 2007 Redemption Date) subject to the qualifications of clauses (i) through (v) (other than clause (iv)) of the immediately preceding sentence. At least thirty (30) but not more than ninety (90) days prior to each Class B Redemption Date, the Corporation shall provide written notice (a “Class B Redemption Notification”) to all holders of Class B Preferred Stock, at his, her or its post office address last shown on the stock register of the Corporation, of the Redemption Date so that such holders of shares of Class B Preferred Stock may determine whether to elect to participate in the redemption to the extent permitted herein. Holders of shares of the Class B Preferred Stock shall have ten (10) business days after receipt of the Class B Redemption Notification to notify the Corporation whether they elect to participate in the redemption. In addition to providing notice of a Redemption Date, the Class B Redemption Notification shall set forth the date by which Class B Redemption Participants must provide notice to the Corporation of their election to participate in the redemption and the manner and the place designated for surrender of stock certificates representing the shares to be redeemed. The price payable for each redeemed share (the “Class B Redemption Price”), as applicable, of Class B Preferred Stock shall equal one hundred and five percent (105%) of the then Stated Value of such share of Class B Preferred Stock, with all such amounts being paid in cash, subject to the overall Class B Redemption Limit. Should the aggregate amount of Class B Preferred Stock requested to be redeemed exceed the Class B Redemption Limit, the Corporation shall pro rate the amount of stock to be redeemed among the Class B Redemption Participants.

(b)                                 On or prior to each Redemption Date, each redeeming shareholder shall surrender to the Corporation his, her or its certificate or certificates representing the shares to be redeemed on the Redemption Date, in the manner and at the place designated in the Class B Redemption Notification and thereupon, subject to the provisions of Section 4.4.7(a), the Class B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the applicable Redemption Date, unless there shall have been a default in payment of the Class B Redemption Price all rights of the redeeming shareholders in the shares of Class B Preferred Stock tendered for redemption (except the right to receive the Class B Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(c)                                  Except as provided in this Section 4.4.7, the Corporation shall have no right to redeem the shares of AB Preferred Stock. Any shares of Class B Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized shares of Class B Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the AB Preferred Stock at such price or prices as the Corporation may determined, subject to the provisions of applicable law and the other provisions of this Certificate of Incorporation.

ARTICLE V

No Preemptive Rights

Except as may otherwise be provided by the Board of Directors, this Certificate of Incorporation or any other agreement or understanding that the Corporation may enter into from time to time, no holder of any shares of capital stock of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

ARTICLE VI

No Cumulative Voting

There shall be no cumulative voting of shares in this Corporation.

ARTICLE VII

Directors

7.1           Number. The authorized number of directors on the Board of Directors shall be up to seven (7) and shall be fixed from time to time by resolution of the Board of Directors.

7.2           Terms. The term of each director shall be until the next annual meeting of the shareholders of the Corporation and until a successor shall have been elected and is qualified, unless the director is removed in accordance with the provisions of Section 2.4.3 hereof or of the Bylaws.

ARTICLE VIII

Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

ARTICLE IX

Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article IX. Any repeal or modification of this Article IX shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE X

Indemnification of Directors and Officers

To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The Corporation may advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys’ fees) incurred by an employee or agent in defending any action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board deems appropriate.

ARTICLE XI

Corporate Opportunities

In the event that a non-employee director of the Corporation who is also a partner or employee of a holder of Class A Preferred Stock (or Common Stock issued upon conversion of Class A Preferred Stock) or an entity affiliated with a holder of Class A Preferred Stock or such Common Stock (including a management company providing investment or other management services to a holder of Class A Preferred Stock or such Common Stock), or who is a person designated by a holder of Class A Preferred Stock (or Common Stock issued upon conversion of Class A Preferred Stock) under any stockholders agreement to be a director of the Corporation, acquires knowledge of a matter which may be a corporate opportunity for both the Corporation and such holder of Class A Preferred Stock or Common Stock, such person shall to the fullest extent permitted by law be considered to have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such matter constituted a corporate opportunity that should have been presented to or reserved for the benefit of the Corporation, if such opportunity was not expressly offered to such person solely in his or her capacity as a director of the Corporation with the explicit condition that such opportunity was intended for the exclusive benefit of the Corporation.

ARTICLE XII

Shareholder Action Without Meeting

Any action that may be taken at a meeting of the shareholders may be taken without a meeting or a vote if the action is taken by written consent delivered to the Corporation by the shareholders of the Corporation holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. A notice of the taking of action by shareholders by less than unanimous written consent shall be mailed at least one business day, or within such longer time period as required by law, prior to the date the action becomes effective to those shareholders entitled to vote on the action who have not consented in writing, and, if required by law that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders of the Corporation. Any such notice shall be in such form as may be required by applicable law. Any consent delivered to the Corporation pursuant to this Article shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

ARTICLE XIII

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE XIV

Agreements Among Creditors

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class or series of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class or series of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class or series of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XV

Duration

The duration of the Corporation is perpetual.

*    *    *

4.             That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 241 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 4th day of January, 2006.

By:	/s/ Tom Adams
Name: Tom Adams
Title: Chief Executive Officer and President

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ROSETTA STONE INC.

The undersigned, Tom Adams, hereby certifies that:

1.             He is the President and Chief Executive Officer, of ROSETTA STONE INC., a Delaware corporation (the “Corporation”).

2.             The initial date of incorporation of the Corporation in the State of Delaware is December 23, 2005.

3.             The Corporation’s Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State on January 4, 2006.

4.             Section 4.1 of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation is deleted and replaced with the following:

“Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 60,561,958, consisting of 60,000,000 shares of Common Stock, having a par value of $.001 per share (“Common Stock”), of which (A) 900,000 shares are designated as Class A Common Stock (the “Class A Common Stock”) and (B) 20,000,000 shares are designated as Class B Common Stock (the “Class B Common Stock”), and 561,958 shares of Preferred Stock, having a par value of $.001 per share (“Preferred Stock”), of which (A) 446,958 shares are designated as Class A Convertible Preferred Stock (the “Class A Preferred Stock”) and (B) 115,000 shares are designated as Class B Convertible Preferred Stock (the “Class B Preferred Stock”). Of the Class A Preferred Stock, 268,758 shares shall be further designated Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), and 178,200 shares shall be further designated Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”). Upon the effectiveness of this Certificate of Amendment:

(a)           each outstanding share of Class A Common Stock of the Corporation shall be split and divided into twenty (20) shares of Class A Common Stock which, pursuant to Section 4.2.5, shall automatically be converted into an equal number of fully-paid and nonassessable shares of the Corporation’s Class B Common Stock and then, pursuant to Section 4.2.6, shall automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation; and

(b)           each outstanding share of Class B Common Stock of the Corporation shall be split and divided into twenty (20) shares of Class B Common Stock which, pursuant to Section 4.2.6, shall automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation.”

5.             In accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation, acting by written consent pursuant to Section 141(f) of the DGCL, duly adopted the above referenced amendment.

6.             In accordance with Section 228 of the DGCL, the stockholders of the Corporation entitled to vote thereon duly approved said proposed amendment by written consent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation on this 9th day of May, 2006.

/s/ Tom Adams
Tom Adams
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:26 PM 02/28/2008
FILED 06:19 PM 02/28/2008
SRV 080255116 - 4069564 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ROSETTA STONE INC.

Rosetta Stone Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1.           The name of the corporation is Rosetta Stone Inc.

2.             That a Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed on May 9, 2006 and that said Certificate of Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.             The inaccuracy or defect of said certificate is that the corporation split all of its outstanding stock on a twenty (20) for one (1) basis and failed to expressly split the par value of such stock in the Amendment such that the par value was incorrectly listed as ..001 per share instead of .00005 per share.

4.             Section 4.1 of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation is deleted and replaced with the following:

“Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 60,561,958, consisting of 60,000,000 shares of Common Stock, having a par value of $.00005 per share (“Common Stock”), of which (A) 900,000 shares are designated as Class A Common Stock (the “Class A Common Stock”) and (B) 20,000,000 shares are designated as Class B Common Stock (the “Class B Common Stock”), and 561,958 shares of Preferred Stock, having a par value of $.00005 per share (“Preferred Stock”), of which (A) 446,958 shares are designated as Class A Convertible Preferred Stock (the “Class A Preferred Stock”) and (B) 115,000 shares are designated as Class B Convertible Preferred Stock (the “Class B Preferred Stock”). Of the Class A Preferred Stock, 268,758 shares shall be further designated Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), and 178,200 shares shall be further designated Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”). Upon the effectiveness of this Certificate of Amendment:

(a)           each outstanding share of Class A Common Stock of the Corporation shall be split and divided into twenty (20) shares of Class A Common Stock which, pursuant to Section 4.2.5, shall automatically be converted into an equal number of fully-paid and nonassessable shares of the Corporation’s Class B Common Stock and then, pursuant to Section 4.2.6, shall automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation; and

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(b)           each outstanding share of Class B Common Stock of the Corporation shall be split and divided into twenty (20) shares of Class B Common Stock which, pursuant to Section 4.2.6, shall automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be executed this 27th day of February, 2008.

By:	/s/ Michael Wu

Name:	Michael Wu

Title:	Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 02:57 PM 03/14/2008
FILED 02:57 PM 03/14/2008
SRV 080319865 - 4069564 FILE

CERTIFICATE OF CORRECTION

OF

ROSETTA STONE INC.

Rosetta Stone Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1.             The name of the corporation is Rosetta Stone Inc.

2.             That a Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed on May 9, 2006 and a Certificate of Correction correcting an error in that Certificate of Amendment was, filed on February 28, 2008, and that said Certificate of Amendment and first Certificate of Correction require further correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.             The inaccuracy or defect of said Certificate of Amendment is that the corporation split all of its outstanding common stock on a twenty (20) for one (1) basis and failed to expressly split the par value of such common stock in the Amendment such that the par value per share of common stock was incorrectly listed as $.001 per share instead of $.00005 per share. This error was corrected appropriately in the first Certificate of Correction dated February 28, 2008. However, the first Certificate of Correction changed the par value of the preferred stock from $.001 per share to $.00005 per share. Since no split of the preferred stock occurred, this change was made in error. This Certificate of Correction is being filed to change the par value of the preferred stock back to $.001 per share

4.             Section 4.1 of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation, as previously amended by the first Certificate of Correction, is deleted and replaced with the following:

“Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 60,561,958, consisting of 60,000,000 shares of Common Stock, having a par value of $.00005 per share (“Common Stock”), of which (A) 900,000 shares are designated as Class A Common Stock (the “Class A Common Stock”) and (B) 20,000,000 shares are designated as Class B Common Stock (the “Class B Common Stock”), and 561,958 shares of Preferred Stock, having a par value of $.001 per share (“Preferred Stock”), of which (A) 446,958 shares are designated as Class A Convertible Preferred Stock (the “Class A Preferred Stock”) and (B) 115,000 shares are designated as Class B Convertible Preferred Stock (the “Class B Preferred Stock”). Of the Class A Preferred Stock, 268,758 shares shall be further designated Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), and 178,200 shares shall be further designated Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”). Upon the effectiveness of this Certificate of Amendment:

(a)           each outstanding share of Class A Common Stock of the Corporation shall be split and divided into twenty (20) shares of Class A Common Stock which, pursuant to Section 4.2.5, shall automatically be converted into an equal number of fully-paid and nonassessable shares of the Corporation’s Class B Common Stock and then, pursuant to Section 4.2.6, shall

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automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation; and

(b)           each outstanding share of Class B Common Stock of the Corporation shall be split and divided into twenty (20) shares of Class B Common Stock which, pursuant to Section 4.2.6, shall automatically be converted into an equal number of fully-paid and nonassessable shares of Common Stock, without class designation.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be executed this 11th day of March, 2008.

By:	/s/ Michael Wu

Name:	Michael Wu

Title:	Secretary

2